Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2013 RESULTS

ANNOUNCES AGREEMENT TO SELL

MEDICAL MANAGEMENT PROFESSIONALS BUSINESS

Second-Quarter EPS from Continuing Operations up 37.5%; up 15.4% (normalized) for First Half

Second-Quarter Organic Revenue Growth of 3.5%; up 1.8% in First Half

Total Revenue up 11.9% in Second Quarter; up 9.4% in First Half

Company Expects Net Proceeds from Sale of MMP of Approximately $145 million

Cleveland, Ohio (July 29, 2013)—CBIZ, Inc. (NYSE: CBZ) (“Company”) today announced second-quarter and first-half results for the periods ended June 30, 2013. The Company also announced that it has signed a definitive agreement to sell its Medical Management Professionals (“MMP”) business for $200 million to Zotec Partners, LLC (“Zotec”). Subject to customary closing conditions and regulatory approvals, the transaction is expected to close August 31, 2013, and the Company expects proceeds, net of tax and other transaction costs, to be approximately $145 million.

Note: CBIZ financial data included in this release and prepared as of June 30, 2013, reflects the results of operations of the MMP business as discontinued operations and the assets and liabilities of MMP as held for sale for all periods presented. A schedule outlining unaudited adjusted results of operations for the fiscal years ended December 31, 2012, 2011, and 2010 is attached.

For the second quarter ended June 30, 2013, CBIZ reported revenue of $172.5 million, an increase of $18.3 million, or 11.9%, compared to $154.2 million for the second quarter of 2012. Same-unit organic revenue increased by $5.3 million, or 3.5% for the 2013 second quarter, compared with the same period a year ago. Newly acquired operations contributed $13.0 million, or 8.4% to revenue in the 2013 second quarter. Income from continuing operations was $5.5 million, or $0.11 per diluted share, compared to $3.8 million, or $0.08 per diluted share reported in the second quarter of 2012. Adjusted EBITDA for the quarter ended June 30, 2013 was $18.5 million, compared to $13.9 million for the 2012 second quarter.

For the six-month period ended June 30, 2013, CBIZ reported revenue of $373.9 million, an increase of $32.1 million, or 9.4% over the $341.8 million recorded for the comparable six-month period a year ago. Same-unit organic revenue increased by $6.0 million or by 1.8% for the first six months of 2013 compared to the same period a year ago. Acquisitions contributed $26.1 million or 7.6% to revenue growth for the first half of 2013. Net income from continuing operations was $22.4 million, or $0.45 per diluted share, for the first six months of 2013 compared with $19.4 million, or $0.39 per diluted share, for the first six months of 2012, which excludes the after-tax gain on sale of the Company’s wealth management business of $1.5 million, or $0.03 per diluted share. Adjusted EBITDA was $56.3 million for the six months ended June 30, 2013, compared to $48.8 million for the 2012 first half.

Second quarter 2013 Non-GAAP earnings, which includes certain non-cash charges and credits to income from continuing operations, were $0.25 per diluted share, compared with $0.20 per diluted share a year ago. Non-GAAP earnings for the first six months of 2013 were $0.74 per diluted share compared with $0.64 per diluted share a year ago. A schedule which reconciles Non-GAAP earnings per diluted share with GAAP earnings per diluted share is attached.

The outstanding balance on the Company’s $275.0 million unsecured bank line of credit at June 30, 2013, was $204.0 million compared with a balance of $208.9 million at December 31, 2012. During the first half of 2013, the Company used $5.2 million for acquisition-related payments and made no share repurchases.

The Company also announced that it has entered into an agreement with Westbury (Bermuda) Ltd. (“Westbury”) to purchase 3.85 million shares of the Company’s common stock, immediately after and contingent upon the close of the sale of MMP, at a price of $6.65 per share which represents the 60-day moving average share price at July 16, 2013. This purchase represents 50% of Westbury’s current holdings of approximately 7.7 million shares of the Company’s common stock. The Company maintains its previously agreed option to purchase the remainder of shares that Westbury owns in the Company, pursuant to the Stock and Option Purchase Agreement dated September 14, 2010.

Steven L. Gerard, CBIZ Chairman and CEO stated, “We are very pleased with our first half results, and the improvement in organic revenue growth in our core Financial and Employee Services continues to reflect positive trends through the second quarter. The acquisitions we made in 2012 continue to perform well, and we are happy to leverage our revenue growth into a higher rate of growth in earnings.

“Since 1998, when MMP was acquired by CBIZ, it has made a significant positive contribution to CBIZ and the entire MMP team has done a terrific job managing the business over the years. The sale of MMP will enable us to continue our focus on our core Financial and Employee Services businesses to further grow these businesses through strategic acquisitions and other investments.

“Proceeds of the sale will also enable us to address our desire to reduce current borrowing levels and we expect that total debt will be below 3.0X EBITDA after we close the sale of MMP and Westbury share purchase transactions. In addition, as we have indicated in the past, we intend to opportunistically conduct share repurchases with a goal to maintain a

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

constant share count. The transaction with Westbury allows us to achieve this goal for 2013, and achieve a modest reduction in diluted share count for 2014 compared with 2013,” concluded Mr. Gerard.

2013 Outlook: With the sale of MMP, adjusted results of continuing operations for 2012 reflect revenue of $628.1 million and earnings per diluted share from continuing operations of $0.41, excluding the $0.05 earnings per diluted share impact of the non-recurring gain on sale of the wealth management business and favorable legal settlement recorded in 2012. Compared to these adjusted results, CBIZ expects to achieve revenue growth in 2013 within a range of 9%—12%, and earnings per diluted share growth within a range of 18%—24%. Adjusted EBITDA in 2013 is expected to grow approximately 16% over an adjusted $65.6 million for 2012.

CBIZ will host a conference call at 11:00 a.m. this morning to discuss its results, the divestiture of MMP, and the share purchase transaction with Westbury. The call will be webcast in a listen-only mode over the internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at this link to receive the dial-in number and unique pin number. Participants may register at anytime, including up to and after the call start time.

A replay of the webcast will be available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET) July 29, through 5:00 p.m. (ET), August 2, 2013. The dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10031404.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government health care consulting, risk advisory, merger and acquisition advisory, real estate consulting, and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. As one of the nation’s largest brokers of employee benefits and property and casualty insurance, and one of the largest accounting and valuation companies in the United States, the Company’s services are provided through nearly 100 Company offices in 32 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to close the sale of its Medical Management Professionals business to Zotec Partners, LLC, including the satisfaction of customary closing conditions and regulatory approvals, the impact of the disposition on the Company’s stock price; the anticipated benefits of the disposition on the Company’s financial results, business performance, and product offerings; the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	JUNE 30,
	2013	%	2012(1)%
Revenue	$172,511	100.0%	$154,206	100.0%
Operating expenses (2)	151,627	87.9%	136,013	88.2%

Gross margin	20,884	12.1%	18,193	11.8%
Corporate general and administrative expenses (3)	7,649	4.4%	7,575	4.9%

Operating income	13,235	7.7%	10,618	6.9%
Other income (expense):
Interest expense	(4,145)	-2.4%	(3,831)	-2.5%
Gain on sale of operations, net	48	0.0%	50	0.0%
Other income (expense), net (4) (5)	515	0.3%	(884)	-0.5%

Total other expense, net	(3,582)	-2.1%	(4,665)	-3.0%
Income from continuing operations before income tax expense	9,653	5.6%	5,953	3.9%
Income tax expense	4,202		2,198

Income from continuing operations	5,451	3.2%	3,755	2.4%
Gain from operations of discontinued businesses, net of tax	1,791		2,075
Gain on disposal of discontinued businesses, net of tax	1,905		18

Net income	$9,147	5.3%	$5,848	3.8%

Diluted earnings per share:
Continuing operations	$0.11		$0.08
Discontinued operations	0.07		0.04

Net income	$0.18		$0.12

Diluted weighted average common shares outstanding	49,929		49,244
Other data from continuing operations:
Adjusted EBIT (6)	$13,750		$9,734
Adjusted EBITDA (6)	$18,499		$13,883

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes expense of $154 and a benefit of $850 for the three months ended June 30, 2013 and 2012, respectively, in compensation associated with net gains and losses from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $151,473 and $136,863, or 87.8% and 88.8% of revenue, for the three months ended June 30, 2013 and 2012, respectively.
(3)	Includes a benefit of $35 for the three months ended June 30, 2013 and 2012, in compensation associated with losses from the Company’s deferred compensation plan (see note 4). Excluding this item, “corporate general and administrative expenses” would be $7,684 and $7,610, or 4.5% and 4.9% of revenue, for the three months ended June 30, 2013 and 2012, respectively.
(4)	Includes net gains of $119 and net losses of $885 for the three months ended June 30, 2013 and 2012, respectively, attributable to assets held in the Company’s deferred compensation plan. These net losses or gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the three months ended June 30, 2013 and 2012, amount includes expenses of $17 and $147, respectively, related to net increases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $4,749 and $4,149 for the three months ended June 30, 2013 and 2012, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except percentages and per share data)

	SIX MONTHS ENDED
	JUNE 30,
	2013	%	2012(1)%
Revenue	$373,945	100.0%	$341,762	100.0%
Operating expenses (2)	311,625	83.3%	285,579	83.6%

Gross margin	62,320	16.7%	56,183	16.4%
Corporate general and administrative expenses (3)	17,633	4.7%	18,119	5.3%

Operating income	44,687	12.0%	38,064	11.1%
Other income (expense):
Interest expense	(8,201)	-2.2%	(7,622)	-2.2%
Gain on sale of operations, net	66	0.0%	2,639	0.8%
Other income, net (4) (5)	2,243	0.6%	2,481	0.7%

Total other expense, net	(5,892)	-1.6%	(2,502)	-0.7%
Income from continuing operations before income tax expense	38,795	10.4%	35,562	10.4%
Income tax expense	16,441		14,615

Income from continuing operations	22,354	6.0%	20,947	6.1%
Gain from operations of discontinued businesses, net of tax	3,168		3,646
Gain on disposal of discontinued businesses, net of tax	1,928		40

Net income	$27,450	7.3%	$24,633	7.2%

Diluted earnings per share:
Continuing operations	$0.45		$0.42
Discontinued operations	0.10		0.08

Net income	$0.55		$0.50

Diluted weighted average common shares outstanding	49,891		49,391
Other data from continuing operations:
Adjusted EBIT (6)	$46,930		$40,545
Adjusted EBITDA (6)	$56,304		$48,806

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes expense of $2,381 and $1,835 for the six months ended June 30, 2013 and 2012, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $309,244 and $283,744, or 82.7% and 83.0% of revenue, for the six months ended June 30, 2013 and 2012, respectively.
(3)	Includes expenses of $240 and $278 for the six months ended June 30, 2013 and 2012, respectively, in compensation associated with gains from the Company’s deferred compensation plan (see note 4). Excluding this item, corporate general and administrative expenses would be $17,393 and $17,841, or 4.7% and 5.2% of revenue, for the six months ended June 30, 2013 and 2012, respectively.
(4)	Includes net gains of $2,621 and $2,113 for the six months ended June 30, 2013 and 2012, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the six months ended June 30, 2013 and 2012, amount includes an expense of $904 and income of $103, respectively, related to net increases and decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $9,374 and $8,261 for the six months ended June 30, 2013 and 2012, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2013	2012 (1)	2013	2012 (1)
Revenue
Financial Services	$113,808	$101,336	$254,978	$233,500
Employee Services	51,489	45,609	104,267	93,668
National Practices	7,214	7,261	14,700	14,594

Total	$172,511	$154,206	$373,945	$341,762

Gross Margin
Financial Services	$14,579	$12,205	$50,234	$47,136
Employee Services	8,621	7,089	18,777	15,700
National Practices	339	602	875	1,213
Operating expenses—unallocated (2):
Other	(2,501)	(2,553)	(5,185)	(6,031)
Deferred compensation	(154)	850	(2,381)	(1,835)

Total	$20,884	$18,193	$62,320	$56,183

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses—unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of comprehensive income. Gains or losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expenses” and as income or expense in “other income, net.”

NON-GAAP EARNINGS AND PER SHARE DATA

Reconciliation of Income from Continuing Operations to Non-GAAP Earnings from Continuing Operations (3)

	THREE MONTHS ENDED JUNE 30,
	2013	Per Share	2012 (1)	Per Share
Income from Continuing Operations	$5,451	$0.11	$3,755	$0.08
Selected non-cash items:
Amortization	3,586	0.07	2,949	0.06
Depreciation	1,163	0.02	1,200	0.02
Non-cash interest on convertible notes	710	0.01	659	0.01
Stock-based compensation	1,488	0.03	1,363	0.03
Adjustment to contingent earnouts	17	0.00	147	—

Non-cash items	6,964	0.14	6,318	0.12

Non-GAAP earnings—Continuing Operations	$12,415	$0.25	$10,073	$0.20

	SIX MONTHS ENDED JUNE 30,
	2013	Per Share	2012 (1)	Per Share
Income from Continuing Operations	$22,354	$0.45	$20,947	$0.42
Adjustment for gain on sale of operations	—	—	(1,547)	(0.03)
Selected non-cash items:
Amortization	7,042	0.14	5,851	0.12
Depreciation (4)	2,332	0.05	2,410	0.05
Non-cash interest on convertible notes	1,394	0.03	1,295	0.03
Stock-based compensation	2,924	0.06	2,869	0.05
Adjustment to contingent earnouts	904	0.01	(103)	0.00

Non-cash items	14,596	0.29	12,322	0.25

Non-GAAP earnings—Continuing Operations	$36,950	0.74	$31,722	$0.64

(3)	The Company believes Non-GAAP earnings and Non-GAAP earnings per diluted share more clearly illustrate the impact of certain non-cash charges and credits to “income from continuing operations” and are a useful measure for the Company and its analysts. Non-GAAP earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock-based compensation expense, and adjustments to the fair value of contingent consideration related to prior acquisitions. Non-GAAP earnings per diluted share is calculated by dividing Non-GAAP earnings by the number of weighted average diluted common shares outstanding for the period indicated. Non-GAAP earnings and Non-GAAP earnings per diluted share should not be regarded as a replacement or alternative to any measurement of performance under generally accepted accounting principles.
(4)	Capital spending was $3.1 million and $2.2 million for the six months ended June 30, 2013 and 2012, respectively.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	JUNE 30,	DECEMBER 31,
	2013	2012 (1)
Cash and cash equivalents	$1,187	$899
Restricted cash	$28,219	$19,627
Accounts receivable, net	$161,402	$137,058
Assets of discontinued operations	$102,087	$103,291
Current assets before funds held for clients	$318,011	$278,587
Funds held for clients—current and non-current	$116,370	$154,447
Goodwill and other intangible assets, net	$474,981	$470,997
Total assets	$980,229	$970,946
Notes payable—current	$4,875	$6,217
Liabilities of discontinued operations	$11,553	$14,144
Current liabilities before client fund obligations	$170,215	$159,278
Client fund obligations	$116,338	$154,119
Notes payable—long-term	$1,222	$1,222
Convertible notes—non-current	$123,810	$122,416
Bank debt	$204,000	$208,900
Total liabilities	$655,577	$675,714
Treasury stock	$(371,890)	$(371,080)
Total stockholders’ equity	$324,652	$295,232
Debt to equity (2)	102.9%	114.7%
Days sales outstanding (DSO)—continuing operations (3)	83	77
Shares outstanding	50,918	50,365
Basic weighted average common shares outstanding	49,535	49,002
Diluted weighted average common shares outstanding	49,891	49,252

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable, net and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at June 30, 2012 was 83.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

SELECT PRO FORMA FINANCIAL INFORMATION

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011, AND 2010

(In thousands, except per share data)

	2012
	CBIZ as	Adjustments for	CBIZ
	Reported	Sale of MMP (1)	Pro Forma (2)
Revenue	$766,094	$138,016	$628,078
Operating expenses	680,195	122,958	557,237

Gross margin	85,899	15,058	70,841
Corporate general and administrative expenses	30,422	213	30,209

Operating income	$55,477	$14,845	$40,632
Total other expense, net	$(5,074)	$(1,054)	$(4,020)
Income after income tax expense	$31,075	$8,442	$22,633
(Loss) gain from operations of discontinued businesses, net of tax	(19)	(8,442)	8,423
Gain on disposal of discontinued businesses, net of tax	90	—	90

Net income	$31,146	$—	$31,146

Diluted weighted average common share outstanding	49,252	49,252	49,252
Diluted earnings per share:
Continuing operations	$0.63	$0.17	$0.46
Discontinued operations	0.00	(0.17)	0.17

Net income	$0.63	$—	$0.63

Adjusted EBITDA	$85,294	$19,715	$65,579

	2011
	CBIZ as	Adjustments for	CBIZ
	Reported	Sale of MMP (1)	Pro Forma (2)
Revenue	$733,805	$141,046	$592,759
Operating expenses	644,269	124,668	519,601

Gross margin	89,536	16,378	73,158
Corporate general and administrative expenses	31,583	50	31,533

Operating income	$57,953	$16,328	$41,625
Total other expense, net	$(10,986)	$(1,060)	$(9,926)
Income after income tax expense	$28,584	$9,176	$19,408
(Loss) gain from operations of discontinued businesses, net of tax	(591)	(9,176)	8,585
Gain on disposal of discontinued businesses, net of tax	14	—	14

Net income	$28,007	$—	$28,007

Diluted weighted average common share outstanding	49,599	49,599	49,599
Diluted earnings per share:
Continuing operations	$0.58	$0.19	$0.39
Discontinued operations	(0.02)	(0.19)	0.17

Net income	$0.56	$—	$0.56

Adjusted EBITDA	$81,747	$21,595	$60,152

	2010
	CBIZ as	Adjustments for	CBIZ
	Reported	Sale of MMP (1)	Pro Forma (2)
Revenue	$730,401	$148,425	$581,976
Operating expenses	644,335	131,754	512,581

Gross margin	86,066	16,671	69,395
Corporate general and administrative expenses	29,584	4	29,580

Operating income	$56,482	$16,667	$39,815
Total other expense, net	$(11,310)	$(1,140)	$(10,170)
Income after income tax expense	$28,155	$9,338	$18,817
(Loss) gain from operations of discontinued businesses, net of tax	(2,668)	(9,338)	6,670
Gain on disposal of discontinued businesses, net of tax	(973)	—	(973)

Net income	$24,514	$—	$24,514

Diluted weighted average common share outstanding	58,193	58,193	58,193
Diluted earnings per share:
Continuing operations	$0.48	$0.16	$0.32
Discontinued operations	(0.06)	(0.16)	0.10

Net income	$0.42	$—	$0.42

Adjusted EBITDA	$82,342	$22,528	$59,814

(1)	Adjustments for MMP include the previously reported operating results for MMP as well as adjustments for allocation of interest expense and income tax expense.
(2)	The CBIZ Pro Forma reflects the adjusted results of operations after the impact of discontinuing the operations of MMP.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007